Exhibit 23.2

March 10, 2021

Boards of Directors

Blue Foundry, MHC

Blue Foundry Bancorp

Blue Foundry Bank

19 Park Avenue

Rutherford, New Jersey 07070

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form FR MM-AC, and any amendments thereto, to be filed with the Federal Reserve Board, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus and proxy statement/prospectus of Blue Foundry Bancorp. We also consent to the reference to our firm under the heading “Experts” in the prospectus and proxy statement/prospectus.

Sincerely,
RP® FINANCIAL, LC.

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com